Exhibit 99.1

CABOT MICROELECTRONICS CORPORATION ANNOUNCES
AGREEMENT TO ACQUIRE THE ASSETS OF QED TECHNOLOGIES, INC.

AURORA, Illinois - June 15, 2006 - Cabot Microelectronics Corporation (NASDAQ:CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, announced today that it has entered into agreements to purchase substantially all of the assets of QED Technologies, Inc. (QED) and certain associated proprietary technology and intellectual property. QED is a privately-held company that specializes in unique, patented polishing and metrology systems for high precision optics. This acquisition is a further step in the execution of Cabot Microelectronics’ Engineered Surface Finishes (ESF) growth initiative. Through the ESF initiative, the company seeks to leverage its expertise in CMP formulation, materials and polishing techniques for the semiconductor industry to address other demanding market applications requiring nanoscale control of surface shape and finish.

Established in 1996, QED is best known for Magneto-Rheological Finishing (MRF®), its proprietary surface figuring and finishing technology. MRF outperforms traditional finishing technologies and has the unique ability to predictively improve both figure and surface finish simultaneously. With more than 100 systems in operation worldwide, MRF is widely acknowledged as the best-in-class technology for final figuring of the highest precision optics.

As a natural complement to MRF, QED has also recently commercialized its proprietary metrology technology, Subaperture Stitching Interferometry (SSI®). Interferometers, which measure the surface of an optic, traditionally are limited by the size and precision of the reference optic used. SSI is designed to remove those barriers, giving the user an accurate, complete map of the optical surface. This map is needed to produce the highest precision optics to the most exacting tolerances. Upcoming products are expected to extend SSI to include aspheres and freeform shapes. In combination with MRF, SSI enables the transition from time-consuming, costly, labor-intensive processes to repeatable, efficient automation in producing precision optical surfaces.

“We believe the precision optics industry and QED Technologies provide excellent vehicles for us to leverage our capabilities and expand into new markets under our ESF initiative,” stated William P. Noglows, Chairman and CEO of Cabot Microelectronics. “The pervasive and growing precision optics market is placing increasing value on high quality surface finishes and high precision form factors. The industry has clearly articulated, unmet needs involving complex geometries, unique materials and pristine surface finish requirements. Supporting end markets and applications such as semiconductor lithography and inspection, defense and aerospace imaging, industrial lasers and professional and consumer imaging, this industry is in transition from traditional, artisan methods to automated, repeatable and reliable processes. QED provides us with a platform of unique polishing and metrology technologies and products, commercial entry into the precision optics market and an outstanding team of scientists, engineers and associates. We believe combining QED’s business with our expertise in CMP will form a strong foundation for growth. We expect that the QED business will leverage CMC’s expertise in polishing chemistry to enhance the development of MRF consumables, and that our global infrastructure will accelerate QED’s entry into new markets.”

“We are pleased to be joining a company that shares our passion for technological innovation and surpassing customer needs,” stated Don Golini, President of QED. “Just as CMP is an enabling technology for the semiconductor industry, we believe our patented processes allow precision optics manufacturers to achieve greater performance and improved efficiency. We believe that combining the complementary strengths of QED and Cabot Microelectronics will present new and exciting solutions for the precision optics market, as well as new opportunities for the growth of our products and services."

The purchase price for the acquired assets is between $19 and $23.5 million, with the exact amount dependent upon the performance of the QED business over the two years following the closing of the transaction, which is expected to occur in July 2006. The purchase price will be paid in cash from Cabot Microelectronics’ available reserves. In conjunction with the transaction, Cabot Microelectronics will assume approximately $2 million of current liabilities of QED.

QED is presently a profitable business and generated revenue in the last calendar year of about $12 million. Cabot Microelectronics expects the effect of the acquisition to be mildly dilutive to its earnings per share over the next two years due to integration costs and the impact of amortizing the cost of acquired intangible assets, and accretive thereafter. The company currently expects to record a pre-tax charge of approximately $2 million in its fourth fiscal quarter, ending September 30, 2006, due to the write off of “in-process” research and development activities, as required by accounting rules.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. Since becoming an independent public company in 2000, the company has grown to approximately 650 employees who work at research and development labs, sales and business offices, manufacturing facilities and customer service centers in China, France, Germany, Japan, Singapore, South Korea, Taiwan, the United Kingdom and the United States. In addition to its core CMP business, the company's vision looks beyond the semiconductor industry to become the world leader in shaping, enabling and enhancing the performance of surfaces. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Barbara Ven Horst, Director of Investor Relations at (630) 375-5412. Additional information about the company's Engineered Surface Finishes initiative can be found at www.ensurfin.com.

ABOUT QED TECHNOLOGIES, INC.
QED Technologies, Inc., based in Rochester, New York and with operations also in Japan, Europe and Australia, is the pioneer and exclusive provider of Magneto-Rheological Finishing (MRF®) and Subaperture Stitching Interferometry (SSI®) technologies for the precision optics industry. MRF® combines magnetic fluids with sophisticated computer programs and computer controlled machines to create a patented process that deterministically improves both shape and surface accuracy simultaneously.   SSI® improves the capacity and accuracy of a standard interferometer by measuring subsets of an optical surface and “stitching” those measurements together, creating a map of the entire surface automatically. QED is dedicated to providing revolutionary solutions that enable or significantly enhance capabilities and positively impact the bottom line. Additional information can be found at www.qedmrf.com.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of the markets in which the company participates, international events, product performance, new product introductions, development of new products, technologies and markets, the acquisition of or investment in other entities or assets, including intellectual property, and the construction of new facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see “Risk Factors” in Other Information in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, and “Risks Relating to Our Business” in Management’s Discussion and Analysis in our annual report on Form 10-K for the fiscal year ended September 30, 2005, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward looking information.